PRINCIPAL FUNDS, INC
CONTRACTUAL FEE WAIVER AGREEMENT
AGREEMENT made this 1st day of March, 2013 by and between Principal Funds, Inc. (the “Fund”) and Principal Funds Distributor, Inc. (the “Distributor”) (together, the “Parties”).

The Distributor hereby agrees to waive its Distribution and/or Service Fees (“12b-1 fees”) to the extent necessary to limit the total 12b-1 fees (expressed as a percent of average net assets on an annualized basis) to the following level for the following Series ending on the disclosed date:

Series	Class	Waiver	Expiration
Bond & Mortgage Securities Fund	J	0.20%	2/28/2014
Bond Market Index Fund	J	0.20%	12/31/2013
Diversified International Fund	J	0.20%	2/28/2014
Government & High Quality Bond Fund	J	0.20%	2/28/2014
Income Fund	J	0.20%	2/28/2014
Inflation Protection Fund	J	0.20%	2/28/2014
International Emerging Markets Fund	J	0.20%	2/28/2014
LargeCap Blend Fund II	J	0.20%	2/28/2014
LargeCap Growth Fund	J	0.20%	2/28/2014
LargeCap Growth Fund I	J	0.20%	2/28/2014
LargeCap Growth Fund II	J	0.20%	2/28/2014
LargeCap S&P 500 Index Fund	J	0.20%	2/28/2014
LargeCap Value Fund	J	0.20%	2/28/2014
LargeCap Value Fund III	J	0.20%	2/28/2014
MidCap Blend Fund	J	0.20%	2/28/2014
MidCap Growth Fund	J	0.20%	2/28/2014
MidCap Growth Fund III	J	0.20%	2/28/2014
MidCap S&P 400 Index Fund	J	0.20%	2/28/2014
MidCap Value Fund I	J	0.20%	2/28/2014
MidCap Value Fund III	J	0.20%	2/28/2014
Preferred Securities Fund	J	0.20%	12/31/2013
Principal LifeTime 2010 Fund	J	0.20%	2/28/2014
Principal LifeTime 2020 Fund	J	0.20%	2/28/2014
Principal LifeTime 2030 Fund	J	0.20%	2/28/2014
Principal LifeTime 2040 Fund	J	0.20%	2/28/2014
Principal LifeTime 2050 Fund	J	0.20%	2/28/2014
Principal LifeTime 2060 Fund	J	0.20%	2/28/2014
Principal LifeTime Strategic Income Fund	J	0.20%	2/28/2014
Real Estate Securities Fund	J	0.20%	2/28/2014
SAM Balanced Portfolio	J	0.20%	2/28/2014
SAM Conservative Balanced Portfolio	J	0.20%	2/28/2014
SAM Conservative Growth Portfolio	J	0.20%	2/28/2014
SAM Flexible Income Portfolio	J	0.20%	2/28/2014
SAM Strategic Growth Portfolio	J	0.20%	2/28/2014
Short-Term Income Fund	J	0.20%	2/28/2014
SmallCap Blend Fund	J	0.20%	2/28/2014
SmallCap Growth Fund	J	0.20%	2/28/2014
SmallCap Growth Fund I	J	0.20%	2/28/2014
SmallCap Growth Fund II	J	0.20%	2/28/2014
SmallCap S&P 600 Index Fund	J	0.20%	2/28/2014
SmallCap Value Fund	J	0.20%	2/28/2014
SmallCap Value Fund II	J	0.20%	2/28/2014

The Agreement embodies the entire agreement of the Parties relating to the subject matter hereof. This Agreement supersedes all prior agreement and understandings, and all rights and obligations thereunder are hereby cancelled and terminated. No amendment or modification of this Agreement will be valid or binding unless it is in writing by the Parties

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

PRINCIPAL FUNDS, INC    PRINCIPAL FUNDS DISTRIBUTOR, INC.

By:________________________    By:__________________________

Name:_____________________    Name:________________________

Title:_______________________    Title:__________________________

PRINCIPAL FUNDS, INC

By:________________________

Name:_____________________

Title:_______________________